UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2008

NEXT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25247	95-4675095
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7625 Hamilton Park Drive, Suite 12, Chattanooga, Tennessee 37421
(Address of Principal Executive Offices) (Zip Code)

(423) 296-8213
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On November 28, 2008, Next, Inc. (the “Company”) entered into a Promissory Note Modification Agreement, which is effective as of November 30, 2008 (the “Modification Agreement”), with National City Bank (the “Bank”) relating to the Company’s previously disclosed $7,500,000 line of credit facility with the Bank (the “Existing Credit Facility”).  Pursuant to the terms of the Modification Agreement, the maturity date of the replacement promissory note (the “Note”) evidencing the Existing Credit Facility was extended from November 30, 2008 to December 15, 2008 and the interest rate on the daily unpaid principal balance of the Note was increased to prime plus 4%.  The Company also paid a $5,000 fee for the extension.

The Modification Agreement was granted by the Bank to give the Company time to complete arrangements to enter into a new credit facility with another financial institution.  The foregoing description of the Modification Agreement is qualified in its entirety by reference to the full text of the Modification Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03

Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

99.1

Promissory Note Modification Agreement dated effective as of November 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXT, INC.

Date:

December 1, 2008

By: /s/ David O. Cole

David O. Cole

Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.

Exhibit Description

99.1

Promissory Note Modification Agreement dated effective as of November30, 2008.